Exhibit 99.1

Vital Farms Announces Chief Financial Officer Transition

Consumer Packaged Goods Executive Bo Meissner, Company’s Executive VP, Finance, Transitions to CFO

Jason Dale, Company’s CFO and Chief Operating Officer, Continues to Serve as COO

AUSTIN, TX––December 17, 2020––Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced pasture-raised foods nationwide, today announced that Bo Meissner will transition to Chief Financial Officer (CFO) on December 28, 2020. Meissner, a finance executive with more than 30 years of experience in consumer packaged goods, joined the company in July 2020 as Executive Vice President, Finance.

In his role as CFO, Meissner will lead the company’s finance organization and be responsible for the accounting, treasury, financial planning and analysis, information technology, and investor relations functions. Jason Dale, who currently serves as Chief Operating Officer (COO) and CFO, will continue to serve as COO, overseeing day-to-day operations and ongoing expansion as the company scales.

“Since joining Vital Farms earlier this year, Bo has led a number of strategic projects as we began operating as a publicly traded company,” said Russell Diez-Canseco, President and CEO, Vital Farms. “He brings an extensive background in leading corporate finance and strategy for multinational and smaller high-growth companies within the consumer food space, as well as a proven passion for ethically sourced food and I am confident that Bo will have a significant impact on our business as we pursue our next phase of growth.”

“We are incredibly grateful to Jason for his many contributions as CFO, most notably in guiding our financial performance over the past year,” Diez-Canseco continued. “As he continues to serve as our COO, Jason will play a critical role in scaling our supply chain as we focus on increasing our category leadership while continuing to deliver on our mission to bring ethical food to the table.”

Meissner joined Vital Farms from NatureSweet, a mission-driven produce company where he led the company through a significant phase of growth as CFO and a Board Member. Prior to NatureSweet, Meissner served as Senior Vice President of Finance and Treasury for Boulder Brands, one of the largest natural consumer packaged food companies in the U.S. He also served as Vice President of Finance for Cadbury Schweppes Americas Beverages, where he was the commercial finance leader of the non-carbonated beverage business. Meissner began his career at Procter & Gamble where he held multiple finance and accounting roles in the United States, Canada, and Europe over twelve years. Meissner received an undergraduate degree in Science from Carleton University in Ottawa, Canada and an M.B.A. from Queen’s University in Kingston, Canada.

About Vital Farms

Vital Farms, a Certified B Corporation, offers a range of ethically produced pasture-raised foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with approximately 200 small family farms and is the leading U.S. brand of pasture-raised eggs and butter by retail dollar sales. Vital Farms’ ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware Public Benefit Corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms’ pasture-raised products, including shell eggs, butter, hard-boiled eggs, ghee, egg bites and liquid whole eggs, are sold in approximately 16,000 stores nationwide.

Forward Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ anticipated future growth and plans to scale its supply chain. These forward-looking statements are based on Vital Farms’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Vital Farms’ actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on Vital Farms’ supply chain, the demand for Vital Farms’ products, and on overall economic conditions and consumer confidence and spending levels; (2) Vital Farms’ expectations regarding its revenue, expenses and other operating results; (3) Vital Farms’ ability to acquire new customers and successfully retain existing customers; (4) Vital Farms’ ability to attract and retain its suppliers, distributors and co-manufacturers; (5) Vital Farms’ ability to sustain or increase its profitability; (6) Vital Farms’ ability to procure sufficient high quality eggs, butter and other raw materials; (7) real or perceived quality or health issues with Vital Farms’ products or other issues that adversely affect its brand and reputation; (8) changes in the tastes and preferences of Vital Farms’ consumers; (9) the financial condition of, and Vital Farms’ relationships with, its suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally; (10) the ability of Vital Farms’ suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) future investments in Vital Farms’ business, its anticipated capital expenditures and its estimates regarding its capital requirements; (12) the costs and success of Vital Farms’ marketing efforts, and Vital Farms’ ability to promote its brand; (13) Vital Farms’ reliance on key personnel and its ability to identify, recruit and retain skilled personnel; (14) Vital Farms’ ability to effectively manage its growth; (15) Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society may negatively influence its financial performance; (16) Vital Farms’ ability to compete effectively with existing competitors and new market entrants; (17) the impact of adverse economic conditions; (18) the sufficiency of Vital Farms’ cash to meet its liquidity needs and service its indebtedness; (19) seasonality; and (20) the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in its quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2020 and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent Vital Farms’ beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

CONTACT:

Media:

Nisha Devarajan

Nisha.Devarajan@vitalfarms.com

Investors:

Ashley DeSimone

Ashley.DeSimone@icrinc.com